                                   EXHIBIT 4.1                    CONFORMED COPY

               AMENDMENT dated as of January 26, 2001 (this "Amendment"), to the Five-Year Revolving Credit Agreement (the "Credit Agreement") dated as of August 15, 2000, among THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (the "Borrower"); the lenders party thereto (the "Lenders"); and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Agent").

     The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders are willing so to amend the Credit Agreement, on the terms and subject to the conditions set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Amendment of Credit Agreement. The Credit Agreement is hereby amended, effective as of the Amendment Effective Date, as follows:

     (a) Amendment of Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

          (i) The following definition is hereby inserted in alphabetical order in Section 1.01 of the Credit Agreement:

          ""Net Income" shall mean, with respect to any Annual Period in respect of which a determination is being made or to be made, consolidated net income of the Borrower and the Subsidiaries for such period determined in accordance with generally accepted accounting principles in the United States, as in effect on the Closing Date."

          (ii) The definition of "Applicable Spread" is hereby deleted in its entirety and replaced with the following definition:

          ""Applicable Spread" shall mean, as at the date as of which any determination in respect thereof is being or to be made, the applicable percentage set forth below under the caption "Eurodollar Spread" or "CD Spread", as the case may be, based upon the Leverage Ratio as of the last day of the relevant fiscal quarter:



                                    X-4.1.1

                                                                               2

CATEGORY                LEVERAGE RATIO                   EURODOLLAR SPREAD                  CD SPREAD
--------                --------------                   -----------------                  ----------
     1                less than or equal to                   0.3750%                        0.5000%
                      25%

     2                greater than 25% but                    0.4750%                        0.6000%
                      less than or equal to 40%

     3                greater than 40% but                    0.8000%                        0.9250%
                      less than or equal to 55%

     4                greater than 55%                        1.0000%                        1.1250%



     Each change in the Applicable Spread resulting from a change in the Leverage Ratio as of the end of any fiscal quarter will be effective as of the date of delivery by the Borrower of a certificate setting forth the calculation of the Leverage Ratio as at the end of such fiscal quarter, which certificate shall be delivered with the annual and/or quarterly financial statements required to be delivered under paragraph (c) of
     Article V. Notwithstanding the foregoing, at any time that the Borrower shall fail to deliver to the Agent such certificate by the time required under such paragraph (c), the Applicable Spread shall be deemed to be that corresponding to Category 4 until such time as the Borrower shall so deliver such certificate."

     (iii) The definition of "Consolidated Operating Income" is hereby amended by inserting the phrase", depreciation and amortization" immediately following the word "income" in such definition.

     (iv) The definition of "Facility Fee Percentage" is hereby deleted in its entirety and replaced with the following definition:

                  ""Facility Fee Percentage" shall mean, as at the date as of which any determination in respect thereof is being or to be made, the applicable percentage set forth below based upon the Leverage Ratio as of the last day of the relevant fiscal quarter:



                                    X-4.1-2

                                                                               3

CATEGORY                       LEVERAGE RATIO                        FACILITY FEE PERCENTAGE
--------                       --------------                        -----------------------
     1                     less than or equal to 25%                       0.1250%

     2                     greater than 25% but less than                  0.1500%
                           or equal to 40%

     3                     greater than 40% but less than                  0.2000%
                           or equal to 55%

     4                     greater than 55%                                0.2500%


     The Leverage Ratio shall be determined at the end of each fiscal quarter of Borrower and shall be effective in respect of the entire next succeeding fiscal quarter of Borrower. The Borrower shall deliver a certificate setting forth the calculation of the Leverage Ratio with respect to the end of each fiscal quarter, which certificate shall be delivered with the annual and quarterly financial statements required to be delivered under paragraph (c) of Article V. Notwithstanding the foregoing, at any time that the Borrower shall fail to deliver to the Agent such certificate by the time required under such paragraph (c), the Facility Fee Percentage shall be deemed to be that corresponding to Category 4 until such time as the Borrower shall so deliver such certificate."

     (b) Amendment of Section 2.06(b). Section 2.06(b) of the Credit Agreement is hereby amended by replacing the reference to ".125%" with "0.250%".

     (c) Amendment of Article V. Article V of the Credit Agreement is hereby amended as follows:

          (i) Paragraph (a) of Article V is hereby deleted in its entirety and replaced with the following paragraph:

               "(a) Interest Coverage Ratio. Maintain, as at the end of each fiscal quarter of the Borrower, a ratio of Consolidated Operating Income for the Annual Period then ended to Consolidated Interest Expense for such Annual Period of not less than the ratio set forth below opposite such period:

          PERIOD ENDING                                   MINIMUM RATIO
          -------------                                   -------------
          March 31, 2001                                  2.60 to 1.00
          June 30, 2001                                   2.60 to 1.00
          September 30, 2001                              2.75 to 1.00
          December 31, 2001 and each
          Annual Period ending thereafter                 3.50 to 1.00"



                                    X-4.1-3

               (ii) Paragraph (b) of Article V is hereby amended by replacing the reference to "$1,250,000,000" with the phrase "$2,800,000,000 plus 50% of the cumulative amount of Net Income for each fiscal quarter ended after December 31, 2000 and excluding any such fiscal quarter for which Net Income shall have been negative."

     (d) Amendment of Article VI. Article VI of the Credit Agreement is hereby amended by inserting the following new paragraph at the end of such Article VI:

               "(e) Negative Pledge. Enter into, or permit any Subsidiary organized under the laws of the United States or any state, territory or possession thereof to enter into, any covenant or other agreement that by its terms limits the ability of the Borrower or any such Subsidiary to pledge its accounts receivable or inventory or proceeds thereof to secure indebtedness."

     SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Agent that, as of the Amendment Effective Date:

     (a) This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     (b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) No Event of Default has occurred and is continuing.

     The foregoing representations shall be deemed to have been made pursuant to and in accordance with Section 4.01 of the Credit Agreement.

     SECTION 3. Amendment Fee. In consideration of the agreements of the Lenders contained in Section 1 of this Amendment, the Borrower agrees to pay to the Agent, for the account of each Lender that delivers an executed counterpart of this Amendment prior to 12:00 noon (New York City time), on Friday, January 26, 2001, an amendment fee (an "Amendment Fee") in an amount equal to 0.15% of the amount of such Lender's Commitment, whether used or unused.

     SECTION 4. Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") that the Agent shall have received (a) counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Majority Lenders and (b) the Agent shall have received the Amendment Fee.





                                     X-4.1-4

     SECTION 5. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other document related thereto, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other document related thereto, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

     SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

     SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.



                                    X-4.1-5

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

        THE GOODYEAR TIRE & RUBBER COMPANY

        by
        /s/ Stephanie Bergeron
        --------------------------------------------
        Name: Stephanie Bergeron
        Title: Vice President & Treasurer

        THE CHASE MANHATTAN BANK,
        individually and as Agent

        by
        /s/ Julie S. Long
        --------------------------------------------
        Name: Julie S. Long
        Title: Vice President

        ABN AMRO BANK N.V.,

        by
        /s/ John M. Ellenwood
        --------------------------------------------
        Name: John M. Ellenwood
        Title: Group Vice President

        by
        /s/ John J. Mack
        --------------------------------------------
        Name: John J. Mack
        Title: Group Vice President

        BANCA NAZIONALE DEL LAVORO S.p.A, NEW
        YORK BRANCH,

        by
        /s/ Giulio Giovine
        --------------------------------------------
        Name: Giulio Giovine
        Title: Vice President

        by
        /s/ Leonardo Valentini
        --------------------------------------------
        Name: Leonardo Valentini
        Title: First Vice President











                                     X-4.1-6

        THE BANK OF NOVA SCOTIA,

        by
        /s/ A.S. Norsworthy
        --------------------------------------------
        Name: A.S. Norsworthy
        Title: Senior Team Leader - Loan Operations

        BANK OF TOKYO-MITSUBISHI TRUST COMPANY,

        by
        /s/ Friedrich N. Wilms
        --------------------------------------------
        Name: Friedrich N. Wilms
        Title: VP & Global Relationship Manager

        BANK ONE, N.A.,

        by
        /s/ Kelly M Hamrick
        --------------------------------------------
        Name: Kelly M. Hamrick
        Title: Vice President

        BARCLAYS BANK PLC,

        by
        /s/ L. Peter Yetman
        --------------------------------------------
        Name: L. Peter Yetman
        Title: Director

        BBL INTERNATIONAL (U.K.) LIMITED,

        by
        /s/ C.F. Wright
        --------------------------------------------
        Name: C.F. Wright
        Title: Authorised Signatory

        by
        /s/ M-C Swinnen
        --------------------------------------------
        Name: M-C Swinnen
        Title: Authorised Signatory
















                                     X-4.1-7

        BNP PARIBAS,

        by
        /s/ Frederick H. Moryl, Jr.
        ----------------------------------------------
        Name: Frederick H. Moryl, Jr.
        Title: Director

        by
        /s/ Richard L. Sted
        ----------------------------------------------
        Name: Richard L. Sted
        Title: Managing Director - Central Region Mgr.

        CIBC INC.,

        by
        /s/ Dominic J. Sorresso
        ----------------------------------------------
        Name: Dominic J. Sorresso
        Title: Executive Director
             CIBC World Markets Corp., as Agent

        CITICORP USA, INC.,

        by
        /s/ Brian Ike
        ----------------------------------------------
        Name: Brian Ike
        Title: Vice President

        COMMERZBANK AKTIENGESELLSCHAFT, NEW
        YORK AND GRAND CAYMAN BRANCHES,

        by
        /s/ Graham A Warning
        ----------------------------------------------
        Name: Graham A Warning
        Title: Assistant Treasurer

        by
        /s/ John Marlatt
        ----------------------------------------------
        Name: John Marlatt
        Title: Vice President








                                     X-4.1-8

        CREDIT LYONNAIS, CHICAGO BRANCH,

        by
        /s/ Nigel R. Carter
        --------------------------------------------
        Name: Nigel R. Carter
        Title: Vice President

        CREDIT SUISSE FIRST BOSTON,

        by
        /s/ Kristin Lepri
        --------------------------------------------
        Name: Kristin Lepri
        Title: Associate

        by
        /s/ David L. Sawyer
        --------------------------------------------
        Name: David L. Sawyer
        Title: Vice President

        THE DAI-ICHI KANGYO BANK, LTD.,

        by
        /s/ Nobuyasu Fukatsu
        --------------------------------------------
        Name: Nobuyasu Fukatsu
        Title: General Manager

        DEUTSCHE BANK AG NEW YORK BRANCH
        AND/OR CAYMAN ISLANDS BRANCH,

        by
        /s/ Hans-Josef Thiele
        --------------------------------------------
        Name: Hans-Josef Thiele
        Title: Director

        by
        /s/ Oliver Schwarz
        --------------------------------------------
        Name: Oliver Schwarz
        Title: Vice President





                                     X-4.1-9

        DRESDNER BANK AG NEW YORK AND CAYMAN BRANCHES,

        by
        /s/ Faraaz Kamran
        --------------------------------------------
        Name: Faraaz Kamran
        Title: Assistant Vice President

        by
        /s/ Thomas Hasenauer
        --------------------------------------------
        Name: Thomas Hasenauer
        Title: Assistant Treasurer

        THE INDUSTRIAL BANK OF JAPAN, LIMITED,

        by
        /s/ Walter R. Wolff
        --------------------------------------------
        Name: Walter R. Wolff
        Title: Joint General Manager

        KEYBANK NATIONAL ASSOCIATION,

        by
        /s/ Daniel W. Lally
        --------------------------------------------
        Name: Daniel W. Lally
        Title: Assistant Vice President

        NATIONAL CITY BANK,

        by
        /s/ Janice E. Focke
        --------------------------------------------
        Name: Janice E. Focke
        Title: Senior Vice President

        THE NORTHERN TRUST COMPANY,

        by
        /s/ Craig L. Smith
        --------------------------------------------
        Name: Craig L. Smith
        Title: Vice President















                                    X-4.1-10

        ROYAL BANK OF CANADA,

        by
        /s/ Gordon C. MacArthur
        --------------------------------------------
        Name: Gordon C. MacArthur
        Title: Senior Manager

        THE SANWA BANK, LIMITED,

        by
        /s/ Kenneth C. Eichwald
        --------------------------------------------
        Name: Kenneth C. Eichwald
        Title: Senior Vice President

        SOCIETE GENERALE,

        by
        /s/ Anne-Marie Dumortier
        --------------------------------------------
        Name: Anne-Marie Dumortier
        Title: Vice President

        STANDARD CHARTERED BANK,

        by
        /s/ David B. Edwards
        --------------------------------------------
        Name: David B. Edwards
        Title: Senior Vice President

        by
        /s/ Andrew Y. Ng
        --------------------------------------------
        Name: Andrew Y. Ng
        Title: Vice President

        THE SUMITOMO BANK, LIMITED,

        by
        /s/ Edward D. Henderson, Jr.
        --------------------------------------------
        Name: Edward D. Henderson, Jr.
        Title: Senior Vice President
















                                    X-4.1-11